Exhibit 99.01

Laureate Education Reports Record Student Enrollment and Strong Third
                    Quarter 2004 Financial Results;
 Company Reports 28% Increase in Campus-Based New Student Enrollment

    BALTIMORE--(BUSINESS WIRE)--Oct. 20, 2004--Laureate Education, Inc. (NASDAQ: LAUR), the world's leading international provider of higher education, announced record total student enrollment and strong financial performance for the quarter ended September 30, 2004.

    Financial and Operational Highlights

    -- Total student enrollment at Laureate's campus-based and online universities reached 154,044 students, an increase of 39% over last year.

    -- For campus-based universities owned at least one year, new student enrollment increased 28% year-over-year driving a 20% increase in total enrollment to 114,367 students from 95,143 students in the same period last year.

    -- Laureate Online reported a 20% year-over-year increase in total student enrollment excluding the impact of acquisitions, its highest level of growth since March 2003. The Company reported a 20% increase in new online student enrollment.

    -- As previously announced, Laureate Education entered the rapidly growing post secondary market of Peru with the acquisition of Universidad Peruana de Ciencias Aplicadas (UPC) and extended its presence in France by acquiring the entity that manages Ecole Centrale d'Electronique (ECE). Laureate also acquired the remaining 49% interest in Walden University, now the centerpiece of Laureate Online, giving the Company 100% ownership of its fastest growing subsidiary.

    -- Third quarter 2004 revenues increased 37% to $146.1 million, compared to $106.3 million in the third quarter of 2003.

    -- Total operating income for the third quarter 2004 increased to $17.7 million versus $11.3 million in the third quarter of 2003, an increase of 57%.

    -- The Company reported third quarter 2004 EPS from continuing operations of $0.19 per diluted share.

    Douglas Becker, Chairman and Chief Executive Officer of Laureate Education, stated, "The strength of this season's record enrollment provides us with substantial momentum heading into 2005 and affords us great visibility into next year and beyond due to our high student retention and program length of up to six years."
    "We are encouraged by the continued strong global demand and our very successful enrollment intake in Mexico. In addition, the robust total student enrollment reported by Laureate Online signifies the completion of our transition away from certain third-party partnerships to focus on expansion of Walden University, and positions us for further acceleration in new student growth in the fourth quarter," added Mr. Becker.
    Total revenues for the third quarter of 2004 were $146.1 million, an increase of 37% compared to total revenues of $106.3 million in the third quarter of 2003. Total operating income for the third quarter increased to $17.7 million, versus $11.3 million in the third quarter of 2003. After-tax income from continuing operations for the third quarter of 2004 was $9.3 million or $0.19 per share on diluted shares outstanding of 49.1 million.
    For the nine-month period ended September 30, 2004, total revenues were $436.5 million, an increase of 37% compared to total revenues of $317.9 million in the same period of 2003. Total operating income for the nine-month period increased to $43.5 million, versus an operating loss of $1.3 million in the same period of 2003. After-tax income from continuing operations for the nine-month period ended September 30, 2004 was $35.6 million or $0.74 per share on diluted shares outstanding of 48.2 million, including $0.10 per share year-to-date net gain from the early repayment of the K-12 seller note received on April 27, 2004.
    Total cash and marketable securities at September 30, 2004 were approximately $121.4 million, while total corporate debt was approximately $115.1 million.
    Tuition increases implemented at campus-based universities since the third quarter of 2003 generated weighted average price improvement of 5%.
    Laureate Education now operates 17 institutions of higher education in 11 countries, offering programs through 41 campus locations and online to students from over 80 countries.

    Enrollment

    Laureate announces campus-based enrollment for its institutions following each primary intake period. The Company's institutions in Chile and Peru have primary intake periods in the first quarter. The Company's universities in Ecuador, France, Mexico, Panama/Costa Rica, Spain, and Switzerland have their primary intake periods in the third quarter. Given the frequency of enrollment periods at Laureate Online, the Company reports online enrollment as of the end of each quarter.
    Total student enrollment at Laureate's campus-based and online universities reached 154,044 students, an increase of 39% over last year. (See attached table for additional detail.)

Revenue Growth Impact of FX (excluding acquisitions)
Three Months Ended Sept. 30, 2004
                                                    % Growth
                          Revenue               Amount     Constant
(In Thousands)        2004       2003           in USD     Currency
                    --------   --------        --------   ----------
Chile Region        $ 43,772   $ 31,679          38%         26%
Mexico Region         40,653     35,310          15%         22%
France                 1,244      1,441         -14%        -20%
Hospitality           13,135     12,180           8%         -1%
Spain                  2,318      1,546          50%         38%

Note: Excludes acquisitions made within the last twelve months.

    Fourth Quarter 2004 and Full-Year 2005 Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    -- Company anticipates total revenue to be between $190 and $205 million for the fourth quarter 2004, an increase of 22% or more over the prior year.

    -- Company anticipates Campus-based revenue to be between $155 and $165 million for the fourth quarter 2004, with operating margins of between 25% and 26%.

    -- Company anticipates Laureate Online revenue to be between $35 and $40 million for the fourth quarter 2004, with operating margins of between 23% and 24%.

    -- General and administrative expenses are expected to be approximately $5.5 million in the fourth quarter 2004.

    -- Diluted earnings per share from continuing operations are anticipated to be between $0.57 and $0.59 for the fourth quarter 2004.

    -- Company reiterates full-year 2005 earnings outlook of $1.60 to $1.65 per diluted share, compared to 2004 guidance of $1.24 to $1.26 in recurring EPS.

    About Laureate Education, Inc.

    Laureate Education Inc. (NASDAQ:LAUR) is focused exclusively on providing a superior university experience to nearly 155,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings")


Laureate Education, Inc.
Student Enrollment
(Campus-based enrollments as of primary enrollment cycle, online enrollments as of 9/30/04)

                                                          Y/Y Growth
                                    2004         2003      (2003-04)
                                 --------     --------   -------------
 New Student Enrollments (1)
    Mexico                        17,455       13,571        29%
    Chilean Region                20,923 (E)   16,226        29%
    Spain                          2,990 (E)    2,518        19%
    France                           332          303        10%
    Hospitality                      638          513        24%
                                 --------     --------
 Campus-based New(1)              42,338       33,131        28%
    New Enrollment at Acquired
     Schools (2)                   5,825                     n/a
                                 --------     --------
 Campus-based New with
  Acquisitions                    48,163       33,131        45%
                                 ========     ========

    Laureate Online                4,746        3,946        20%
    New Enrollment at Acquired
     School (3)                      195                     n/a
                                 --------     --------
 Laureate Online New with
  Acquisitions                     4,941        3,946        25%
                                 ========     ========

 Campus-based and Online New
 Enrollment                       53,104       37,077        43%

 Total Student Enrollments (1)(4)
    Mexico                        50,311       42,657        18%
    Chilean Region                52,378 (E)   40,914        28%
    Spain                          7,627 (E)    7,540         1%
    France                         1,164        1,124         4%
    Hospitality                    2,887        2,908        -1%
                                 --------     --------
 Campus-based Total (1)          114,367       95,143        20%
    Enrollment at Acquired
     Schools (2)                  19,498                     n/a
                                 --------     --------
 Campus-based Total with
  Acquisitions                   133,865       95,143        41%
                                 ========     ========

    Laureate Online               18,547       15,417        20%
    Enrollment at Acquired School
     (3)                           1,632                     n/a
                                 --------     --------
 Laureate Online Total with
  Acquisitions                    20,179       15,417        31%
                                 ========     ========

 Total Campus-based and Online
 Enrollment                      154,044      110,560        39%

 Notes:

(1) New and total students are as of most recent primary intake cycle for each institution. For Chile, the primary intake cycle ends in April 2004.

(2) Acquisitions since 9/30/03: IEDE (Spain), UPC (Peru),
    Hispanoamericana (Mexico), and Interamericana (Costa Rica/Panama).

(3) Acquisition of Laureate Online International, formerly KIT
    (Netherlands) in 4/2004.

(4) Total Student Enrollment includes enrollments from secondary intake cycles of approximately 5,000 and 6,000 students for 2003 and 2004, respectively.

(E) Estimate


Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                    Three Months Ended September 30,
                                 -------------------------------------
                                                        $        %
                                    2004     2003    Variance Variance
                                 -------- --------- ------------------
                                          (Restated)
                                             (e)
 Revenues
    Spain                         $2,844    $1,546   $1,298     84%
    Hospitality/Switzerland (a)   13,196    12,180    1,016      8%
    Chile region (b)              47,473    31,679   15,794     50%
    Mexico region (c)             46,195    35,310   10,885     31%
    France                         1,244     1,441     (197)   -14%
                                 -------- --------- -------- ---------
   Campus Based total            110,952    82,156   28,796     35%
                                 -------- --------- -------- ---------

   Online Higher Education        35,158    24,171   10,987     45%

   Ventures                            -         -        -     N/A

                                 -------- --------- -------- ---------
 Total revenues                  146,110   106,327   39,783     37%
                                 -------- --------- -------- ---------

   Core operating expenses       122,063    92,101   29,962     33%
   Ventures operating expenses         -         -        -     N/A
   Non-cash stock compensation
    expense                          891       355      536    151%
   Core general and
    administrative expenses        5,450     2,592    2,858    110%
   Ventures general and
    administrative expenses            -         -        -     N/A

                                 -------- --------- -------- ---------
 Total operating expenses        128,404    95,048   33,356     35%
                                 -------- --------- -------- ---------

 Operating income (loss)          17,706    11,279    6,427     57%

 Non-operating items
   Interest and other income (g)   1,160     3,143   (1,983)   -63%
   Interest expense               (2,067)   (1,858)    (209)   -11%
   Exchange gain (loss)             (509)      (27)    (482) LT-200%
   Ventures non-operating expense      -         -        -     N/A
                                 -------- --------- -------- ---------
 Total non-operating items        (1,416)    1,258   (2,674)    N/A
                                 -------- --------- -------- ---------

 Income (loss) from continuing
  operations before minority
  interest, equity in net income
  (loss) of affiliates, and
  income taxes                    16,290    12,537    3,753     30%
 Minority interest in (income)
  loss of consolidated
  subsidiaries, net of income
  tax
  Ventures                             -         -        -     N/A
  Other                           (4,192)   (2,753)  (1,439)   -52%
 Equity in net income (loss) of
  affiliates, net of income tax
  Ventures                             -         -        -     N/A
  Other                                -        44      (44)    N/A
 Income tax (expense) benefit     (2,795)   (3,704)     909     25%
                                 -------- --------- -------- ---------
 Income (loss) from continuing
  operations                       9,303     6,124    3,179     52%

 Income (loss) from discontinued
  operations, net of income tax       31      (699)     730     N/A
 Gain on disposal of discontinued
  operations, net of income tax        -         -        -     N/A
                                 -------- --------- -------- ---------
 Net income                       $9,334    $5,425   $3,909     72%
                                 ======== ========= ======== =========

   Weighted average shares -
    basic                         46,524    42,637
   Weighted average shares -
    diluted                       49,124    46,635
   EPS-Net income (basic)          $0.20     $0.13
   EPS-Net Income (diluted)        $0.19     $0.12
   EPS-Income (loss) from
    continuing operations (basic)  $0.20     $0.14
   EPS-Income (loss) from
    continuing operations
    (diluted)                      $0.19     $0.13

 Reconciliation - Pro Forma
  Income from Continuing
 Operations
 --------------------------
 Income (loss) from continuing
  operations before income taxes            $9,828
  Income tax expense in equity in
   net income (loss) of affiliates              (6)
  Non-strategic Ventures losses                  -
  Non-cash stock compensation
  G&A attributable to discontinued
   operations
  Core operations - non-operating
                                          ---------
 Subtotal                                   $9,822
  Tax impact at 25%                         (2,456)
                                          ---------
 Pro Forma income from continuing
  operations (d)                            $7,366
   Weighted average shares - Pro
    Forma                                   46,635
   EPS - As if transaction happened
    January 1, 2003 (f)                      $0.16

   Segment operating profit
    (loss):
    Campus Based                 $18,942   $10,085   $8,857    88%
    Online Higher Education        5,105     4,141      964    23%
    Ventures                           -         -        -    N/A

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.

b) The Chile region includes UDLA, UNAB, AIEP, Ecuador and Peru.

c) The Mexico region includes UVM- Mexico and UI-Costa Rica/Panama.

d) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-strategic
    Venture assets occurred January 1, 2003.

e) The 2004 operating results present (and the 2003 operating results have been restated to present) the K-12, WSI and India business units as discontinued operations.

f) In calculating 2003 EPS, interest related to the convertible debentures must be added back to the numerator.

g) Includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.

GT = Greater Than, LT = Less Than


              Laureate Education, Inc. & Subsidiaries
              Consolidated Statements of Operations
          (Amounts in thousands, except per share data)

                                 Nine  Months Ended September 30,
                                 -------------------------------------
                                                       $        %
                                    2004      2003   Variance Variance
                                 -------- --------- ------------------
                                         (Restated)
                                              (e)
 Revenues
    Spain                        $54,519   $46,829   $7,690        16%
    Hospitality/Switzerland (a)   38,018    35,161    2,857         8%
    Chile region (b)             111,782    56,583   55,199        98%
    Mexico region (c)            131,300   103,608   27,692        27%
    France                         6,421     5,349    1,072        20%
                                 -------- --------- -------- ---------
   Campus Based total            342,040   247,530   94,510        38%
                                 -------- --------- -------- ---------

   Online Higher Education        94,477    69,460   25,017        36%

   Ventures                            -       903     (903)      N/A

                                 -------- --------- -------- ---------
 Total revenues                  436,517   317,893  118,624        37%
                                 -------- --------- -------- ---------

   Core operating expenses       373,002   278,348   94,654        34%
   Ventures operating expenses         -     2,122   (2,122)      N/A
   Non-cash stock compensation
    expense                        3,886    22,688  (18,802)      -83%
   Core general and
    administrative expenses       16,170    14,286    1,884        13%
   Ventures general and
    administrative expenses            -     1,756   (1,756)      N/A

                                 -------- --------- -------- ---------
 Total operating expenses        393,058   319,200   73,858        23%
                                 -------- --------- -------- ---------

 Operating income (loss)          43,459    (1,307)  44,766       N/A

 Non-operating items
   Interest and other income (g)  20,505     3,770   16,735   GT200%
   Interest expense               (5,220)   (7,387)   2,167        29%
   Exchange gain (loss)             (446)      209     (655)      N/A
   Ventures non-operating expense      -    (8,437)   8,437       N/A
                                 -------- --------- -------- ---------
 Total non-operating items        14,839   (11,845)  26,684       N/A
                                 -------- --------- -------- ---------

 Income (loss) from continuing
  operations before minority
  interest, equity in net
  income (loss) of affiliates,
  and income taxes                58,298   (13,152)  71,450       N/A
 Minority interest in (income)
  loss of consolidated
  subsidiaries, net of income
  tax
  Ventures                             -       487     (487)      N/A
  Other                          (12,732)   (7,009)  (5,723)      -82%
 Equity in net income (loss) of
  affiliates, net of income tax
  Ventures                             -    (3,991)   3,991       N/A
  Other                               (8)      155     (163)      N/A
 Income tax (expense) benefit     (9,911)    3,790  (13,701)      N/A
                                 -------- --------- -------- ---------
 Income (loss) from continuing
  operations                      35,647   (19,720)  55,367       N/A

 Income (loss) from discontinued
  operations, net of income tax   (5,887)      607   (6,494)      N/A
 Gain on disposal of discontinued
  operations, net of income tax        -    39,423  (39,423)      N/A
                                 -------- --------- -------- ---------
 Net income                      $29,760   $20,310   $9,450        47%
                                 ======== ========= ======== =========

   Weighted average shares -
    basic                         45,598    41,386
   Weighted average shares -
    diluted                       48,247    41,386
   EPS-Net income (basic)          $0.65     $0.49
   EPS-Net Income (diluted)        $0.62     $0.49
   EPS-Income (loss) from
    continuing operations (basic)  $0.78    $(0.48)
   EPS-Income (loss) from
    continuing operations
    (diluted)                      $0.74    $(0.48)

 Reconciliation - Pro Forma
  Income from Continuing
  Operations
----------------------------
 Income (loss) from continuing operations
  before income taxes                     $(23,510)
     Income tax expense in
      equity in net income
      (loss) of affiliates                  (3,747)
     Non-strategic Ventures
      losses                                18,677
     Non-cash stock
      compensation                          22,158
     G&A attributable to
      discontinued operations                6,855
     Core operations -
      non-operating                          4,564
                                          ---------
   Subtotal                                $24,997
        Tax impact at 25%                   (6,249)
                                          ---------
 Pro Forma income from continuing
  operations (d)                           $18,748
   Weighted average shares - Pro
    Forma                                   45,935
   EPS - As if transaction happened
    January 1, 2003 (f)                      $0.43

   Segment operating profit
    (loss):
    Campus Based                 $53,202   $31,742  $21,460        68%
    Online Higher Education       10,313     6,900    3,413        49%
    Ventures                           -    (2,975)   2,975        N/A

 a) Hospitality includes the operating results of Les
     Roches, Marbella and Glion.
 b) The Chile region includes UDLA, UNAB, AIEP, Ecuador and Peru.
 c) The Mexico region includes UVM- Mexico and UI-Costa Rica/Panama.
 d) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-strategic Venture assets occurred January 1, 2003.
 e) The 2004 operating results present (and the 2003 operating results have been restated to present) the K-12, WSI and India business units as discontinued operations.
 f) In calculating 2003 EPS, interest related to the convertible debentures must be added back to the numerator.
 g) Includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.
 GT = Greater Than, LT = Less
  Than

    CONTACT: Laureate Education Inc.
             Sean Creamer, 410-843-8991
             or
             Investor Relations:
             Chris Symanoskie, 410-843-6394